EXHIBIT (99)

                   [National Auto Finance Company, Inc. Logo]

     Contact:  Roy E. Tipton            Keith B. Stein
               President                Vice Chairman
               (800) 999-7535           (800) 533-8573


                       NATIONAL AUTO FINANCE COMPANY, INC.
                         REPORTS SECOND QUARTER RESULTS
                               -------------------
                             REVENUES INCREASE 116%

BOCA RATON, Fla. (July 22, 1997) - National Auto Finance Company, Inc. (Nasdaq/NM:NAFI) today announced financial results for the second quarter and six months ended June 30, 1997.

     For the three months ended June 30, 1997, total revenues increased 116% to $6.6 million compared with $3.0 million for the second quarter of 1996. Net income rose to $1.0 million, or $.15 per share, for the second quarter of 1997 compared with pro forma net income of $0.5 million, or $.08 per share, for the year-earlier period.

     For the six months ended June 30, 1997, total revenues increased 116% to $12.2 million compared with $5.6 million for the same period in 1996. Net income (before the effects of a one-time, non-cash, deferred income tax charge to earnings of $4.5 million to reflect a deferred income tax liability arising from the reorganization of the Company's business from a partnership form to a taxable corporate form in connection with the Company's initial public offering in January 1997) rose to $2.1 million, or $.29 per share, for the first half of 1997 compared with pro forma net income of $1.0 million, or $.15 per share, for the year-earlier period.

     Management believes that net income before such charge is the appropriate evaluation of the Company's operating performance because of the consistency of such presentation. Including the one-time deferred tax charge, National Auto Finance reported a net loss of $2.5 million, or $.36 per share, for the first six months of 1997.

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                                                                    EXHIBIT (99)
NAFI Reports Second Quarter Results
Page 2
July 22, 1997
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     Delinquencies increased during the quarter, relative to the quarter ended
March 31, 1997. Loans which were 31 days of more delinquent as of June 30, 1997, were 10.45% of contracts owned and serviced by NAFI, up from 8.00% as of March 31, 1997. The ratio of loans which were 61 days or more delinquent was 3.68%, up from 2.65% as of March 31, 1997.

     Annualized net charge-offs for the five-month period ended May 31, 1997, were 5.52% of the outstanding balance of contracts owned and serviced by NAFI. The charge-off performance during that period was down from an annualized charge-off rate of $5.87% for the period ended March 31, 1997. Static pool loss results on a vintage basis for the period ended March 31, 1997, using data through May 31, 1997, was 3.61% of the aggregate principal balance of loans purchased. The Company has not yet received from its outside servicer complete loss-related information for the full month of June 1997 and, therefore, has presented this data only through May 31, 1997.

     The Company reported that purchases of motor vehicle retail installment sales contracts from automobile dealers totaled $43.8 million for the quarter ended June 30, 1997, an increase of 139% over loan purchase volume of $18.3 million for the prior-year period. Through the first half of 1997, purchases of motor vehicle retail installment sales contracts from automobile dealers totaled $79.5 million, an increase of 141% over loan purchase volume of $33.0 million for the prior-year period.

     Commenting on the results, Roy E. Tipton, president of National Auto Finance Company, said, "We are very pleased with results through the first half of the year. We expect continued growth in loan volume and revenues through the expansion of our marketing channels and, with the opening of our new in-house servicing and collections division, we expect to make a meaningful improvement in our delinquency and charge-off experience. We are optimistic about the outlook for the remainder of 1997."

     NAFI also announced that on July 17, 1997, it completed the public offering of $73.5 million of asset-backed securities issued by the National Auto Finance 1997-1 Trust, an owners' trust formed specifically for the purpose of completing the offering.

     The transaction included $66.9 million of senior securities rated AAA by Standard & Poor's Rating Services and Aaa by Moody's Investors Service Inc., and $6.6 million of seller-retained

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                                                                    EXHIBIT (99)
NAFI Reports Second Quarter Results
Page 3
July 22, 1997
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certificates. Financial Security Assurance Inc. issued a financial guaranty insurance policy insuring payment of the senior certificates, and First Union Capital Markets Corp. acted as the underwriter.

     The securities priced at 59 basis points above comparable Treasury certificates. The offering was well over-subscribed and was the most aggressively priced securitization completed by the Company thus far.

     In a further development, NAFI announced that it anticipates closing by the end of this month a three-year, $10 million revolving warehouse facility with BancBoston, N.A., secured by motor vehicle installment contracts.

     Keith B. Stein, NAFI's vice chairman and treasurer, observed, "The 1997-1 transaction is our third and largest asset-backed securitization to date and we are very pleased with the results. The pricing, in our view, reflects the increasing confidence and support that investors have in NAFI's operational performance and future prospects. We even attracted several investors who have not previously participated in this asset class. The BancBoston facility gives us added flexibility in our financing strategies and establishes a new blue-chip relationship for the Company. We are particularly gratified by the bank's endorsement and look forward to expanding that relationship over time."

     National Auto Finance is a specialized consumer finance company engaged in the purchase, securitization and servicing of car loans originated by automobile dealers for non-prime consumers. The Company markets its products and services to dealers through the efforts of its direct sales force and through strategic referral and marketing alliances with financial and other institutions that have established relationships with dealers.

     This news release contains statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions which are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated. Primary factors that could cause actual results to differ include the availability of financing on terms and conditions acceptable to the Company, the availability of the Company to securitize its finance contracts in the asset-backed securities market on terms and conditions acceptable to the Company, and changes in the quality or composition of the serviced loan receivable portfolio. Certain of these as well as other factors are described in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

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                                                               EXHIBIT (99)
NAFI Reports Second Quarter Results
Page 4
July 22, 1997
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                       NATIONAL AUTO FINANCE COMPANY, INC.
                   Unaudited Condensed Consolidated Statements of Income
                 (In thousands, except earnings per share data)


                               Three Months Ended      Six Months Ended
                                     June 30,              June 30,
                               ------------------     -----------------
  Revenue:                       1997       1996         1997       1996
                               -------    -------      -------    -------
      Gain on sales of loans   $ 5,293    $ 2,531      $ 9,835    $ 4,628
      Finance charges earned        77         --           96         --
      Other income               1,192        513        2,220      1,007
                               -------    -------      -------    -------
                                 6,562      3,044       12,151      5,635

  Total expenses                 4,845      2,178        8,804      3,967
                               -------    -------      -------    -------
  Income before income taxes     1,717        866        3,347      1,668
  Income taxes                     658        327        1,288        628(1)
  Income taxes from
    reorganization of
    partnership                     --         --        4,500(2)      --
                               -------    -------      -------    -------

  Net income (loss)            $ 1,059    $   539      $(2,441)   $ 1,040

  Less preferred stock
    dividends                       41         --           68         --

  Net income (loss) available
    for common shareholders    $ 1,018    $   539      $(2,509)   $ 1,040
                               =======    =======      =======    =======

  Earnings (loss) per share    $  0.15         --      $ (0.36)(2)     --
                               =======                 =======
  Pro forma earnings per share $  0.15    $  0.08      $ (0.29)(3)$  0.15
                               =======    =======      =======    =======

  Weighted average shares and
    share equivalents
    outstanding                  6,976         --        6,976         --
                               =======                 =======
  Pro forma shares outstanding      --      6,726           --      6,726
                                          =======                 =======


(1) Pro forma income taxes for the six-month period ended June 30, 1996, calculated as if the Company had operated as a "C" Corporation.

(2) Includes the effects of a one-time, non-cash charge for deferred income taxes arising from the reorganization of the Company from a partnership form to a taxable corporate form in connection with the Company's initial public offering in January 1997.

(3)  Excludes the effects of the charge noted in footnote 2.

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                                                               EXHIBIT (99)
NAFI Reports Second Quarter Results
Page 5
July 22, 1997
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                       NATIONAL AUTO FINANCE COMPANY, INC.
                 Unaudited Condensed Consolidated Balance Sheets
                             (Dollars in thousands)




                                                               June 30,      December 31,
                                                                 1997             1996
                                                             -----------      -----------
     ASSETS
     Assets:
          Cash and cash equivalents                          $     2,847       $    5,066
          Finance receivables, net                                 4,228               --
          Excess spread receivable                                35,922           23,404
          Fixed assets, net                                          690              515
          Other assets                                             2,215            2,216
                                                             -----------       ----------
            Total assets                                     $    45,902       $   31,201
                                                             ===========       ==========

      LIABILITIES AND OWNERSHIP EQUITY
      Liabilities:
          Subordinated debt                                  $    14,251       $   19,701
          Other liabilities                                        7,601            1,949
                                                             -----------       ----------
            Total liabilities                                     21,852           21,650

      Ownership and Stockholders' Equity:
          Stockholders (partners) equity(1)                       24,050            9,551
                                                             -----------       ----------
            Total Liabilities and Ownership Equity           $    45,902       $   31,201
                                                             ===========       ==========


(1) Equity for December 31, 1996, reflects partners capital of National Auto Finance Company, L.P.

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